Exhibit 5.1
File No.:

Pauline A. Doucette
Solicitor

January 26, 2007

Province of Nova Scotia
Department of of Finance
PO Box 187
HALIFAX NS B3J 2N3

Dear Sirs:

We have acted as counsel to Her Majesty the Queen in right of the Province of Nova Scotia (the “Province”) in connection with the issue and sale by the Province of the above-described Bonds (the “Bonds”), pursuant to a terms agreement dated as of January 18, 2007 (the “Terms Agreement”), between Merrill Lynch, Pierce Fenner & Smith Incorporated (the “Representative”), as representative of the several underwriters named in the Terms Agreement (the “Underwriters”) and the Province in connection with the issuance by the Province and the purchase by the Underwriters, on the date hereof, of U.S. $500,000,000 principal amount of 5.125% Bonds due January 26, 2017 (the “Bonds”). Capitalized terms used herein without definition have the meanings ascribed thereto in the Terms Agreement.

In connection therewith, we have examined the following:

(a)	the Provincial Finance Act, R.S.N.S. 1989, Chapter 365;

(b)	the Appropriations Act, 2004, S.N.S. 2004, Chapter 2;

(c)	the Appropriations Act, 2006, S.N.S. 2006, Chapter 1;

(d)	the Proceedings against the Crown Act, R.S.N.S. 1989, Chapter 360, as amended;

(e)	the Judicature Act, R.S.N.S. 1989, Chapter 240, as amended;

(f)	the Interpretation Act, R.S.N.S. 1989, Chapter 235, as amended;

(g)	the Interest Act, R.S.C. 1985, Chapter I-15, as amended;

(h)	a certified copy of the Order of the Lieutenant Governor of the Province in Council 2001-550, dated November 30, 2001, which amended said Order in Council 94-860,

(i)	a certified copy of the Order of the Lieutenant Governor of the Province in Council 2007-45, dated January 25, 2007, authorizing the Province to borrow US $500,000,000 in Canadian funds by the issue and sale of 5.125% debentures of the Province in the aggregate principal amount of US $500,000,000 due January 26, 2017;

(j)	the Certificate of Pauline Doucette dated January 26, 2007, setting out the names, offices and specimen signatures of all persons authorized to execute on behalf of the Province, the Bonds and other documents provided for under the aforementioned Order in Council 2007-45;

(k)	the Terms Agreement, including the Province of Nova Scotia Underwriting Agreement Standard Provisions (Debt Securities), dated January 18, 2007;

(l)	the Fiscal Agency Agreement between the Province of Nova Scotia and Bank of New York, dated January 26, 2007;

(m)	a copy of the Registration Statement (No. 33-85314) of the Province (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Act”) and each of Amendment No. 1, No. 2 and No. 3 to the Registration Statement (the Registration Statement, together with all amendments thereto is hereinafter referred to as the “First Registration Statement”);

(n)	Registration Statement No. 333-89492 of the Province under the Securities Act of 1933, as amended (the “Act”) (being hereinafter called the “Second Registration Statement”, and the First Registration Statement and Second Registration Statement are collectively referred to as the “Registration Statements”);

(o)	the prospectus dated June 6, 2002 contained in the Registration Statements (the “Prospectus”);

(p)	the Prospectus, the preliminary prospectus, dated January 17, 2007 and final term sheet, dated January 18, 2007 (together, the “Pricing Disclosure Package”);

(q)	the issuer free writing prospectus listed on Schedule II to the Terms Agreement, dated January 18, 2007 (the “Issuer Free Writing Prospectus”);

(r)	the prospectus supplement dated January 18, 2007 (the “Prospectus Supplement”);

(s)	the opinion of Katten Muchin Rosenman, of even date and

(t)	such other statutes, documents and proceedings as we have deemed necessary for the giving of this opinion.

Based on the foregoing, we are of the opinion that:

1.	The Bonds have been duly authorized and executed in accordance with the laws of the Government of Canada and of the Province in effect on the date hereof. The Bonds when issued and delivered against payment in accordance with the terms and provisions of the Terms Agreement and the Fiscal Agency Agreement, will constitute valid, binding, unsecured and unconditional obligations of the Province for the payment and performance of which the full faith and credit of the Province will be pledged and the Bonds will rank equally among themselves and with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

We hereby consent to the use of our name under the caption “Validity of the Securities” in the Prospectus and to the filing of this opinion as an exhibit to the Province’s Form 18-K/A. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Yours sincerely,

ATTORNEY GENERAL OF NOVA SCOTIA

/s/ Pauline Doucette Per: Pauline Doucette